PART II

OFFERING CIRCULAR

AAA HEALTHCARE HOLDING CORP.

205 D Chubb Avenue, Suite 240

Lyndhurst, NJ 07071

Best Efforts Offering of up to 1,000,000 Shares of Common Stock at $1.00 Per Share

This prospectus relates to the offering and sale of up to one million (1,000,000) Shares of Common Stock, par value $0.0001, of the Company for an aggregate, maximum gross dollar offering of One Million and 00/100 ($1,000,000) Dollars (the “Offering”) The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Share will be offered at One and 0/100 ($1/00) Dollars. There is a minimum purchase amount of five thousand (5,000) Shares, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7. This offering circular relates to the offer and sale or other disposition of up to one million (1,000,000) Shares of Common Stock, par value $0.0001, at a fixed price of $1.00 per share. See “Securities Being Offered” beginning on page 32.

This is our offering, and no public market currently exists for our shares. The Offering price may not reflect the market price of our shares after the Offering. Our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public (3)	commissions (1)	issuer (2)	other persons
Per Share	1	$1	$0.00	$1	$0.00
Total Minimum	5,000	$5,000	$0.00	$5,000	$0.00
Total Maximum	1,000,000	$1,000,000	$0.00	$1,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the shares.

(3)	The Shares are offered in denominations of $1 and any even multiple thereof. The minimum subscription amount is $5,000.

We are following the “Offering Circular” format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is August 22, 2016

TABLE OF CONTENTS

Summary Information	5
Risk Factors	9
Dilution	17
Plan of Distribution	18
Use of Proceeds	19
Description of Business	21
Description of Properties	27
Management’s Discussion and Analysis	28
Directors, Executives, and Significant Employees	30
Executive Compensation	33
Securities Ownership of Management and Control Persons	34
Interest of Named Experts	35
Securities Being Offered	36
Financial Statements	38
Exhibits	48
Signatures	49

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.	SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “AAA” refer to AAA Healthcare Holding Corp. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Delaware on June 8, 2015. Our principal office is located at 205 D Chubb Ave. Suite 240, Lyndhurst, NJ 07071.
Capitalization:	Our articles of incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 47,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.
Management:	Our Chief Executive Officer is Gabriel Martinez. Our Chief Operations Officer is Angelina Khun. Our Chief Medical Officer is Dr. Enrique Jinette. Our Chief Financial Officer is Harsh Vyas. Our Chief Technical Officer is Vidal Milland. Our Chief Investment Officer is Andy Altahawi. All six of our officers also serve as Directors of the Company. There are no other officers or directors of the Company. Gabriel Martinez works full time for the Company. The remaining of the aforementioned devote approx. 10 hours per week to the affairs of the Company.
Controlling Shareholders:	Our Officers and Directors constitute our only stockholders, with Gabriel Martinez, Angelina Khun, Dr. Enrique Jinette, Harsh Vyas, Vidal Milland, and Andy Altahawi each owning 2,000,000 shares. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering
Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

AAA Healthcare Holding Corp. is a healthcare financial management company. The company's objective is to partner with exceptional medical practice owners and managers through ownership participation. This is accomplished through identifying practices with significant value through acquisition and growth, leading to health saving through quality initiatives.

AAA is focused on leveraging its Urgent Care footprint across the country by improving quality performance through a centralized administrative operation. It will ensure that people can get the care they need, when and where they need it, by providing an exceptional patient care experience. The company will provide a continuum of care with primary care by serving as a portal of entry to the healthcare system.

Historical Operations:	Since inception, the Company has limited to no operations consisting primarily of researching potential acquisitions and preparing for this offering. As of June 30, 2016 we have an accumulated deficit of $23,800.
Current Operations:	The Company is currently focused on researching acquisition opportunities, and sourcing its capital raise requirements.
Growth Strategy:

The Company will seek to begin its acquisition strategy upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering
Class of Securities Offered:	Common Stock, par value $0.0001
No. of Shares being Sold in the Offering:	Up to 1,000,000 shares of common stock for an maximum offering amount of $1,000,000
Offering Price:	The Company intends to offer the Shares at a price of $1.00 per Share. There is a minimum purchase amount of five thousand (5,000) Shares for an aggregate purchase of $5,000.
No. of Shares Outstanding:

As of the date of this Prospectus, there are 47,000,000 shares of the Company’s common stock issued and outstanding. All of our issued and outstanding shares are owned by our six officers and directors.

No. of Shares after the Offering:	Assuming the Company sells the maximum offering, there will be 13,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein.
Termination of the Offering:	The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Shares being sold, six months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.
Offering Cost:	We estimate our total offering registration costs to be $27,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.
Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Best Efforts Offering:

We are offering Shares on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect AAA’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of June 30, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. AAA’s net loss for the period from inception to December 31, 2015 was $25,000, and for the six month period ending June 30, 2016 was $0Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on June 8, 2015, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

•	our ability to identify attractive acquisition opportunities that are consistent with our investment strategy;

•	our ability to consummate acquisitions on favorable terms;

•	our ability to contain restoration, maintenance, marketing and other operating costs;

•	real estate appreciation or depreciation in our markets;

•	our ability to absorb costs that are beyond our control, such as real estate taxes, insurance premiums, litigation costs and compliance costs;

•	our ability to respond to changes in population, employment or homeownership trends in our markets; and

•	economic conditions in our markets, as well as the condition of the financial and real estate markets and the economy generally.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

The profitability of attempted acquisitions is uncertain.

We intend to acquire practices selectively. Acquisition of medical practices entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the practices will not achieve anticipated efficiency levels and that estimates of the costs of improvements and restructuring to bring an acquired practice up to standards established for the market position intended for that practice may prove inaccurate. Expenses may be greater than anticipated.

Our intended investments are illiquid.

Because medical practice acquistions are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

We may not make a profit if we sell a practice.

The prices that we can obtain if we determine to sell a practice will depend on many factors that are presently unknown, including the operating history, then-current medical environment, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on a practice we determine to sell. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Competition with third parties may result in our paying higher prices for acquisitions which could reduce our profitability and the return on your investment.

We may compete with many other entities engaged in medical practice acquisition, including individuals, corporations, banks, insurance companies, and other local and national medical practices, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices, our ultimate profitability may be reduced and the value of our acquisitions may not appreciate or may decrease significantly below the amount paid for them. At the time we elect to dispose of one or more of our acquired practices, we will be in competition with sellers of similar practices to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the practice due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company may not be able to effectively control the timing and costs relating restructuring, which may adversely affect the Company’s operating results and its ability to make a return on its investment or disbursements of dividends or interest to our shareholders.

Nearly all of the practices to be acquired by the Company will require some level of restructuring immediately upon their acquisition or in the future. The Company may acquire practices that it plans to extensively restructure. The Company also may acquire practices that it believes to be in a healthy operational state, and thus require a minimal amount of restructuring, only to discover unforeseen and problems that require extensive management and capital expenditures.

The Company has not yet identified any specific acquisition targets for the net proceeds of this offering, and you will be unable to evaluate the economic merits of the company’s investments made with such net proceeds before making an investment decision to purchase the Company’s securities.

The Company will have broad authority to invest a portion of the net proceeds of this offering in any acquisition the Company may identify in the future, and the Company may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merits of the Company’s targets before the Company invests in them and the Company will be relying on its ability to select targets. In addition, the Company’s investment policies may be amended from time to time at the discretion of the Company’s Management, without out notice to the Company’s Shareholders. These factors will increase the uncertainty and the risk of investing in the Company’s securities.

Although the Company intends to use a portion of the net proceeds of this offering to acquire currently operating medical practices, the Company cannot assure you that it will be able to do so. The Company’s failure to apply the proper portion of the net proceeds of this offering effectively or find suitable practices to acquire in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

 Risks Related to Our Securities

There is no current established trading market for our Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock. An active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus the Company had 47,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 53,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

3.    DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of September 20, 2016, our net tangible book value was $(23,800) or $(0.00) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 47,000,000, the number of shares of common stock outstanding at September 20, 2016. The following table sets forth as of that date, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $1.00 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$1.00	$1.00	$1.00	$1.00
Post Offering Net Tangible Book Value	$201,200	$451,200	$701,200	$951,200
Post Offering Net Tangible Book Value Per Share	$0.00	$0.01	$0.01	$0.02
Pre-Offering Net Tangible Book Value Per Share	($0.00)	($0.00)	($0.00)	($0.00)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.00	$0.01	$0.02	$0.02
Dilution Per Share for New Shareholders	$1.00	$0.99	$0.99	$0.98
Percentage Dilution Per Share for New Shareholders	99.57%	99.05%	98.53%	98.02%

Capital Contribution by Purchasers of Shares	$250,000	$500,000	$750,000	$1,000,000
Capital Contribution by Existing Shares	$4,700	$4,700	$4,700	$4,700
% Contribution by Purchasers of Shares	98.15%	99.07%	99.38%	99.53%
% Contribution by Existing Shareholder	1.85%	0.93%	0.62%	0.47%
# of Shares After Offering Held by Public Investors	250,000	500,000	750,000	1,000,000
# of Shares After Offering Held by Existing Investors	47,000,000	47,000,000	47,000,000	47,000,000
Total Shares Issued and Outstanding	47,250,000	47,500,000	47,750,000	48,000,000
% of Shares - Purchasers After Offering	0.53%	1.05%	1.57%	2.08%
% of Shares - Existing Shareholder After Offering	99.47%	98.95%	98.43%	97.92%

Assuming the Issuer sells the entire offering of 1,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 20, 2016 would have been $951,200, or $0.02 per share. This amount represents an immediate increase in the as-adjusted net tangible book value of $0.02 per share to our existing stockholder and an immediate dilution in the as-adjusted net tangible book value of approximately $0.98 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 1,000,000 shares of common stock on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Gabriel Martinez, the Company’s Chief Executive Officer and Director. Mr. Martinez will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by Mr. Martinez. Mr. Martinez is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Martinez primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Martinez has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 1,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $1.00, the net proceeds from the sale of the 1,000,000 shares in this Offering will be approximately $973,000, after deducting the estimated offering expenses of approximately $27,000.

We will utilize the net proceeds from this offering to acquire medical practices, and for general corporate purposes, including financing, operating expenses and our other expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	250,000	500,000	750,000	1,000,000
Gross Proceeds	$250,000	$500,000	$750,000	$1,000,000
Total Before Expenses	$250,000	$500,000	$750,000	$1,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
Total Offering Expenses	$24,750	$25,250	$26,000	$27,000

Amount of Offering Proceeds Available for Investment	$225,250	$474,750	$724,000	$973,000

Expenditures
Acquisition Expenses (1)	$225,250	$474,750	$724,000	$973,000
Working Capital Reserves	$	$	$	$
Total Expenditures	$225,250	$474,750	$724,000	$973,000

Net Remaining Proceeds	$-	$-	$-	$-

(1) "Acquisition Expenses" are expenses related to our selection and acquisition of medical practices, whether or not the practices are acquired. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on practices not acquired, accounting fees and expenses and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money for these purchases.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS

Our Company

AAA Healthcare Holding Corp. is a healthcare financial management company. The company's objective is to partner with exceptional medical practice owners and managers through ownership participation. This is accomplished through identifying practices with significant value through acquisition and growth, leading to health saving through quality initiatives.

AAA is focused on leveraging its Urgent Care footprint across the country by improving quality performance through a centralized administrative operation. It will ensure that people can get the care they need, when and where they need it, by providing an exceptional patient care experience. The company will provide a continuum of care with primary care by serving as a portal of entry to the healthcare system.

AAA identifies and performs mergers and acquisitions, restructurings, principal investments and trading strategies based on:

•         A comprehensive knowledge of healthcare markets and a granular understanding the community where services are required;

•         Long term relationships where we can leverage offerings through high quality performance by effective implementation of acquisition strategies; and

•         Our collective experience that brings a level of sophistication and access to a network of partner relationships

Our management team is focused on substantially enhancing the value of medical practice partners while maintaining a quality patient-friendly environment. We will strike to create value through:

•         Identifying areas of operational improvement to support existing urgent care practices medical practice and maximizing their revenue potential;

•         Combining an intimate understanding of local business with healthcare industry experience;

•         Our investment team’s extensive healthcare operational and finance expertise focused on the company growth and expansion; and

•         Our ability to identify, unlock and execute urgent care practice acquisition

What is Urgent Care?

Urgent care is delivery of ambulatory medical care outside of a hospital emergency department on a walk-in basis, without a scheduled appointment. Urgent care centers treat many problems that can be seen in a primary care physician's office, but urgent care centers offer some services that are generally not available in primary care physician’s offices such as X-rays and minor trauma treatment. It can be thought of as filling the void between emergency rooms and primary care physician’s offices.

One of the key challenges the U.S. Healthcare Industry grapples with is access to care. There are nearly 60 million Americans who lack health insurance. Healthcare reform addresses this need and offers funding paying for services. According to the Congressional Budget Office, more than 30 million Americans will have access to healthcare coverage through the healthcare reforms under The Patient Protection and Affordable Care Act (PPACA). Despite that, tens of millions of Americans will still lack adequate access to primary care due to a shortage of primary care physicians in their communities. In many areas, access to primary care is challenging even for patients who have an established relationship with a physician. Same-day or next-day appointments are still difficult for these patients to obtain.

The majority of urgent care centers provide services in episodic primary care, occupational medicine, routine immunizations and school physicals, and at least half of them also provide lab tests, X-rays, fracture and laceration care, and intravenous fluids. Urgent care centers in the United States provide an increasingly important option between a physician’s office and a hospital emergency room. They provide walk-in, extended hour access for acute illness and injury care that is either beyond the scope or availability of the typical primary care practice. With a need to reduce ER visits and the influx of patients expected due to healthcare reform legislation, urgent care could play a decisive role in healthcare in the near future.

Investment Objectives

Our primary investment objectives are:

-	to maximize the revenue potential of our practices;
-	to preserve and protect your capital contribution;
-	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and
-	to achieve long-term capital appreciation for our stockholders through increases in the value of our company.

We will also seek to realize growth in the value of our investments and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Policies

Our investment objectives are to maximize the revenue potential of our practices and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives.

We expect to pursue our investment objectives primarily through the ownership of properties and other acquired properties and assets. We currently intend to invest primarily in the acquisition, development and management of single-family properties. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area.

We plan to endeavor to acquire a majority holding of the practices we seek to invest in (approximately 60-90%), while strategically partnering with local physicians who will own the remainder of the practices.

Competition

The medical market is highly competitive. We will compete in all of our markets with individuals, corporations, banks, insurance companies, and other local and national medical practices, both in the acquiring of our practices as well as in their operation. The number of competing practices in a particular market could have a material effect on our practices’ operations.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

The practices we acquire likely will be subject to various federal, state and local regulatory requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to patients. We generally will acquire practices that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

The extensive federal, state and local regulations affecting the healthcare industry include, but are not limited to, regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities, allowable costs, services and prices for services, facility staffing requirements, and the privacy and security of health-related information. In addition, various anti-fraud and abuse laws, including physician self-referral laws, anti-kickback laws and laws regarding filing of false claims, codified under the Social Security Act and other statutes, prohibit certain business practices and relationships in connection with healthcare services for patients whose care will be paid by Medicare, Medicaid or other governmental programs. Sanctions for violating these anti-fraud and abuse laws include criminal penalties, civil penalties and possible exclusion from government programs such as Medicare and Medicaid.

In the ordinary course of our business, we are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee applicable healthcare program participation and payment regulations. Audits may include enhanced medical necessity review of hospital cases pursuant to the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”) and audits under the CMS Recovery Audit Contractor (“RAC”) program.

We believe that the regulatory environment surrounding most segments of the healthcare industry remains intense. Federal and state governments continue to impose intensive enforcement policies resulting in a significant number of inspections, citations of regulatory deficiencies and other regulatory penalties, including demands for refund of overpayments, terminations from the Medicare and Medicaid programs, bars on Medicare and Medicaid payments for new admissions and civil monetary penalties. These enforcement policies, along with the costs incurred to respond to and defend reviews, audits and investigations, could have a material adverse effect on our business, financial position, results of operations and liquidity. We vigorously contest such penalties where appropriate; however, these cases can involve significant legal and other expenses and consume our resources.

Due Diligence Process

We will consider a number of factors in evaluating whether to acquire any particular practice, including: geographic location; condition of the asset; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Business Manager; audited financial statements covering recent operations of practices having operating histories unless those statements are not required to be filed with the SEC and delivered to stockholders; and title and liability insurance policies.

Tax Treatment of Registrant and its Security Holders.

We will operate as an “S” corporation. For federal income tax purposes, an “S” corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

Employees:

Currently, the Company has six full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts. Our acquisitions will likely come with a significant number of employees.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 205 D Chubb Ave. Suite 240, Lyndhurst, NJ 07071. These offices are leased at a rate of $500 per month on a month-to-month basis.

We do not currently lease or own any other real property.

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on June 8, 2015. Our principal executive offices are located at 205 D Chubb Ave. Suite 240, Lyndhurst, NJ 07071. We are a healthcare financial management company. The company's objective is to partner with exceptional medical practice owners and managers through ownership participation. This is accomplished through identifying practices with significant value through acquisition and growth, leading to health saving through quality initiatives. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a portfolio of operating medical practices. In addition to our real estate investments, we plan to provide a range of other services, including commercial construction, construction management, design and real estate services.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of June 30, 2016, we have not generated any revenues and incurred expenses of $25,000. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through June 30, 2016 was $25,000. Our accumulated deficit at June 30, 2016 was $23,800.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of June30, 2016, the Company had $1,200 in cash and total liabilities of $25,000. As of June 30, 2016, the Company has incurred total expenses since inception of $25,000, related entirely to fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $1,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we intend on identifying 2 to 3 practices for acquisition with our proceeds, there is no guarantee that we will acquire any such practices. Acquisition will depend highly on a variety of factors, including the availability of funds as well as the ability to determine and negotiate acquisitions. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of medical practice acquisition. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of June 30, 2016, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on acquiring medical practices using the proceeds from this offering. Our officers and directors will locate practices which meet the Company’s profile. We may engage other consultants to conduct initial due diligence with respect to practices which may be of interest to the Company. We do not intend to limit our focus to any particular geographic area, however our headquarters will be in the Northern New Jersey area and we do intend to attempt to raise our companies profile in the areas we first acquire practices in, which may result in our concentrating our efforts for a time in the particular markets our initial acquisitions are located.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Gabriel Martinez	Chief Executive Officer, Director	48	June 8, 2015
Angelina Kuhn	Chief Operating Officer, Director	41	June 8, 2015
Dr. Enrique Jinette	Chief Medical Officer, Director	38	June 8, 2015
Harsh Vyas	Chief Financial Officer, Director	30	June 8, 2015
Vidal Milland	Chief Technical Officer, Director	58	June 8, 2015
Andy Altahawi	Chief Investment Officer, Director	51	June 8, 2015

Gabriel Martinez, Chief Executive Officer and Director, is a senior executive with over 20 years of healthcare industry insurance experience. He received a B.S. in Economics from Baruch College – City University of New York and a B.S. in Organizational Management from Mercy College. He also received a M.S. in Organizational Leadership and an MBA in Marketing from Mercy College. After completing his B.S. at Baruch College, he worked for 2 years at Bear Stearns as a stockbroker. He then embarked on a healthcare insurance career, taking on growing responsibilities from network development/contract negotiations, product development, business development and marketing/branding. He has worked in leadership positions at EmblemHealth as Director of Public Programs, Senior Whole Health as Corporate Director of Marketing/Branding and VillageCare as Assistant Vice President of Business Development/Marketing. In 2013 he established his own consulting company, G.A.M. Associates. His most recent project was to identify, develop and implement a revamped business development strategy as the Vice President of Business Development at a large healthcare system.

Angelina Kuhn, Chief Operating Officer and Director, received her BA from Richard Stockton College and her MBA from Ashford University. She has over 10 years of experience in the field of healthcare consulting. She is the sole owner of the Addison Marketing Group of New York and is a partner in A & J Global Strategists. She has worked on mergers and acquisitions in the healthcare field with multiple capital groups and merchant banks. Angelina and her partner at A & J Global Strategists have been actively putting together Immediate Care mergers and acquisitions since 2014 in both Florida and New Jersey with the help of Andy Altahawi of Adamson Brothers.

Dr. Enrique Jinette, Chief Medical Officer and Director, also known as Dr. Rick by many of his patients and colleagues, was destined to become a medical practitioner. The Queens, NY, native grew up surrounded by healthcare professionals. His late father, a Spanish economist who immigrated to the United States, enjoyed a long and successful career as a CFO in the New York area. Dr. Rick pursued a career in physical therapy. He earned a masters degree in Physical Therapy from New York Institute of Technology in 2000 and a clinical doctorate of physical therapy from Stony Brook University in 2004. Driven by a desire to run his own practice, Dr. Rick opened Healing Therapeutics Physical Therapy, PLLC, a clinic specializing in rehabilitation therapy for senior citizens. In just six years, he grew the practice into 14 locations, many of which are affiliated with the national Atria Senior Living network, throughout New York and Connecticut. Dr. Rick is also the co-founder and President of All in One Medical Solutions (AIMS), an MSO company (management services organization with physicians, IPAs and ACOS groups). Dr. Rick’s bilingual ability also assists his work as a provider for the Dept. of Health which provides early intervention care to at-risk babies in the poorest neighborhoods in New York City. Dr. Rick thrives in his service to patients of all ages and advocates for wider public awareness for preventative physical therapy to reverse the growing rates of illnesses such as heart disease. He also participates in a research project with scientists at Columbia University.  This study will involve the collaboration of CEO, Dr. Rick Jinete, and some of Columbia’s scientists to implement studies on new technologies that will be used to improve the wellness of elderly people.  The study will involve the use of our therapy facilities and the laboratory in the Department of Rehabilitation and Regenerative Medicine.

Harsh Vyas, Chief Financial Officer and Director, has been a proactive, performance-driven professional with expertise in leadership roles in the healthcare industry including government hospitals, insurance, medical center, clinical trials, pharmaceutical and nutritional consulting for over 10 years of his career. Harsh is the co-founder and CEO of All In One Medical Solutions (AIMS); prior to that he held an upper management position at ABH Nature's Products Inc, Enable Healthcare Inc, Santa Clara Valley Medical Center, NYC Health and Hospital Corporation, Healthcare Management System and Halewood Pharma. Harsh holds a BS degree in Pharmacy and an MBA degree in Marketing and International Business along with certifications in project management as well.

Vidal Milland, Chief Technology Officer and Director, began his career as an Administrator at New York City Human Resource Department. After 18+ years of service as an administrator, he started working as a representative for the Medicaid Government Program. In addition, he has also owned and managed 25 units with two stores for 15 years. For the past 5 years, he has been consulting for ambulatory Electronic Medical Records and managing several accounts by providing utmost customer satisfaction. Vidal holds a certification from NYU - Fire Safety Director. Currently he serves as the Chairman of All in One Medical Solutions.

Andy Altahawi, Chief Investment Officer and Director, began his career as an attorney, and later ended up on Wall Street at Prudential Securities and has been a licensed broker for over 20 years. In 1999, he began his own investment banking firm ‘Adamson Brothers’, specializing in reverse mergers, PPMs, IPOs and initiating SPACs. A large part of his experience includes initial public equity offerings, raising capital, follow-on equity offerings, equity and debt private placements, mergers and acquisitions and fairness and solvency opinions. He has been firmly active in proposing, marketing and executing all phases of transactions including new business development, preparation of confidential offering documents and SEC filings, conducting road show and investor presentations and facilitating closing documentation for transactions. He has a law degree from Cairo University and a PhD in Finance from Chelsea University.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than six (6) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Gabriel Martinez	Chief Executive Officer	-0-	-0-	-0-
Angelina Kuhn	Chief Operating Officer	-0-	-0-	-0-
Dr. Enrique Jinette	Chief Medical Officer	-0-	-0-	-0-
Harsh Vyas	Chief Financial Officer	-0-	-0-	-0-
Vidal Milland	Chief Technical Officer	-0-	-0-	-0-
Andy Altahawi	Chief Investment Officer	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Gabriel Martinez	9,000,000	-0-	19.1%
Angelina Kuhn	9,000,000	-0-	19.1%
Dr. Enrique Jinette	9,000,000	-0-	19.1%
Harsh Vyas	9,000,000	-0-	19.1%
Vidal Milland	2,000,000	-0-	4.3%
Andy Altahawi	9,000,000	-0-	19.1%

All directors and officers as a group (6 persons)		-0-	100%

(1)	The address of those listed is 205 D Chubb Ave. Suite 240, Lyndhurst, NJ 07071
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 47,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the state’s standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

13.   SECURITIES BEING OFFERED

Capital Stock

We are offering up to 1,000,000 shares of the Company’s common stock, par value $0.0001.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share. As of the date of this prospectus we had 47,000,000 shares of common stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 47,000,000 shares of common stock issued and outstanding held by six (6) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 47,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 47,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding; and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

AAA HEALTHCARE HOLDING CORP.

AAA HEALTHCARE HOLDING CORP.

BALANCE SHEET

as of

ASSETS	Dec. 31, 2015	Mar. 31, 2016	June 30, 2016
	$	$
Current Assets:
Cash	1,200	1,200	1,200

Total Current Assets	1,200	1,200	1,200
TOTAL ASSETS	1,200	1,200	1,200

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	25,000	25,000	25,000
Total Current Liabilities	25,000	25,000	25,000
Total Liabilities	25,000	25,000	25,000

Stockholders’ Equity
Common Stock, Par Value $0.0001, 100,000,000 Authorized, 12,000,000 Issued & Outstanding	1,200	1,200	1,200
Paid In Capital	-	-	-
Prior Accumulated Retained Earnings	-	(25,000)	(25,000)
Current net profit (loss)	(25,000)	0	0
Total Shareholders’ Equity	(23,800)	(23,800)	(23,800)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	1,200	1,200	1,200

The accompanying notes are an integral part of these financial statements.

AAA HEALTHCARE HOLDING CORP.

STATEMENT OF OPERATIONS

	From June 8, 2015 to December 31, 2015	From January 1, 2016 to March 31, 2016	From April 1, 2016 to June 30, 2016
			$

Revenue	0	0	0

Operating expenses:
Administrative and Professional Fees	25,000	-	-

Total operating expenses	25,000	0	0

Net Profit (loss)	(25,000)	0	0

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders

Weighted-average number of common shares outstanding

The accompanying notes are an integral part of these financial statements.

AAA HEALTHCARE HOLDING CORP.

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of June 8, 2015 (inception) to June 30, 2016

	Common Stock		Net Income (Loss)	Total Stockholder’s Deficit
	Shares	Amount
		$	$	$
Beginning Balance, June 8, 2015 (Inception)	-	-
Issuance of Common Stock $.0001 Par Value	12,000,000	1,200		1,200
Net Income (Loss)	-		(25,000)	(25,000)

Ending Balance, December 31, 2015	12,000,000	1,200	(25,000)	(23,800)
Issuance of Common Stock $0001 Par Value	-	-		-
Net Income (Loss)	-		0	-

Ending Balance, June 30, 2016	12,000,000	1,200	(25,000)	(23,800)

The accompanying notes are an integral part of these financial statements.

AAA HEALTHCARE HOLDING CORP.

STATEMENT OF CASH FLOWS

FROM THE PERIOD June 8, 2015 (INCEPTION) TO June 30, 2016

	From June 8, 2015 to December 31, 2015	From January 1, 2016 to March 31, 2016	From April 1, 2016 to June 30, 2016
			$
Cash Flows from Operating Activities

Net Profit (loss)	(25,000)	0	0

Net cash used in operating activities	(25,000)	0	0

Cash Flows from Financing Activities
Proceeds from sale of common stock	1,200	0	0
Related party loan	25,000	0	0
Net cash provided by Financing Activities	26,200	0	0

Net Increase In Cash	1,200	0	0

Cash – Beginning	0	1,200	1,200
Cash – Ending	1,200	1,200	1,200

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

AAA Healthcare Holdings Corp. is a Delaware corporation (the “Company”), incorporated under the laws of the State of Delaware on June 8, 2015. The business plan of the Company is to partner with exceptional medical practice owners and managers through ownership participation. This is accomplished through identifying practices with significant value through acquisition and growth, leading to health saving through quality initiatives.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the selling price is fixed and determinable; and (iv) collectability is reasonably assured. Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

During the period June 8, 2015 (inception) through June 30, 2016, the Company did not recognize any stock-based compensation

No options have been granted to date.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of March 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	12/31/15	6/30/16

U.S statutory rate	34	34%
Less valuation allowance	(34)	(34)%
Effective tax rate	0	0%

The significant components of deferred tax assets and liabilities are as follows:

	12/31/15	6/30/16
Deferred tax assets

Net operating losses	$(25,000)	$(0)

Deferred tax liability	-	-
Net deferred tax assets	8,500	0
Less valuation allowance	(8,500)	0
Deferred tax asset - net valuation allowance	$ -	$-

On an interim basis, the Company has a net operating loss carryover of approximately $8,500 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of March 31, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 8, 2015 (inception) through June 30, 2016, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Our Chief Executive Officer has extended the Company a loan in the amount of $25,000 as of June 30, 2016. The loan has no term and is payable upon demand. The loan bears no interest.

On June 8, 2015, the Company issued Gabriel Martinez 2,000,000 common shares in exchange for $200.

On June 8, 2015, the Company issued Angelina Kuhn 2,000,000 common shares in exchange for $200.

On June 8, 2015, the Company issued Dr. Enrique Kuhn 2,000,000 common shares in exchange for $200.

On June 8, 2015, the Company issued Harsh Vyas 2,000,000 common shares in exchange for $200.

On June 8, 2015, the Company issued Vidal Milland 2,000,000 common shares in exchange for $200.

On June 8, 2015, the Company issued Andy Altahawi 2,000,000 common shares in exchange for $200.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of June 30, 2016 the Company had 12,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to AAA Healthcare Holdings Corp. for the period June 8, 2015 (inception) through June 30, 2016:

6/30/16

Net Income (Loss)	$(25,000)

Weighted-average common shares outstanding basic:	12,000,000

Weighted-average common stock
Equivalents	12,000,000
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	12,000,000
Basic and Diluted Loss Per Share	$(0.00)

Note 8. Notes Payable

None.

Note 9.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred an operating loss of $25,000, working capital deficit of $23,800 and as of June 30, 2016 the Company had an accumulated deficit of $23,800. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 10 . Subsequent Events

On September 9, 2016, seven million (7,000,000) shares were issued to each of Gabriel Martinez, Angelina Kuhn, Enrique Jinette, Andy Altahawi, and Harsh Vyas as compensation for their executive services.

PART III

15. INDEX TO EXHIBITS

Exhibit 2a	Articles of Incorporation
Exhibit 2b	Bylaws
Exhibit 12	Attorney Opinion

AAA HEALTHCARE HOLDING CORP.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, County of Bergen, State of new Jersey, on September 27, 2016

AAA HEALTHCARE HOLDING CORP.

By:	/s/Gabriel Martinez
Name:	Gabriel Martinez
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Gabriel Martinez		09/27/2016
Gabriel Martinez	Director and Chief Executive Officer (Principal Executive Officer)
/s/Angelina Kuhn		09/27/2016
Angelina Kuhn	Director and Chief Operating Officer
/s/Enrique Jinette		09/27/2016
Enrique Jinette	Director and Chief Medical Officer
/s/Harsh Vyas		09/27/2016
Harsh Vyas	Director and Chief Financial Officer (Principal Accounting Officer)
/s/Vidal Milland		09/27/2016
Vidal Milland	Director and Chief Technical Officer
/s/Andy Altahawi		09/27/2016
Andy Altahawi	Director and Chief Investment Officer